SULLIVAN & CROMWELL LLP TELEPHONE: 1-212-558-4000 FACSIMILE: 1-212-558-3588 WWW.SULLCROM.COM
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September 26, 2003

Commonwealth Industries, Inc.,
      500 West Jefferson Street,
             PNC Plaza — 19th Floor,
                   Louisville, Kentucky 40202-2823.

Dear Sirs:

                     In connection with the registration under the Securities Act of 1933 (the “Act”) of 1,000,000 shares (the “Securities”) of Common Stock, par value $.01 per share, of Commonwealth Industries, Inc., a Delaware corporation (the “Company”), offered or to be offered to certain officers and directors pursuant to the Company’s 1997 Stock Incentive Plan, as amended, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

                     Upon the basis of such examination, we advise you that, in our opinion, when the Registration Statement on Form S-8 relating to the Securities (the “Registration Statement”) has become effective under the Act, the terms of the sale of the Securities have been duly established in conformity with the Company’s certificate of incorporation and the Securities to be sold by the Company have been duly issued and sold as contemplated in the Registration Statement, the

Commonwealth Industries	-2-

Securities being sold will be validly issued, fully paid and nonassessable.

                     The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

                     We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

                     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours, /s/ SULLIVAN & CROMWELL LLP